UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On February 9, 2005, our Board of Directors approved the following compensation arrangements:

Executive Officer Compensation

     VCIP Awards

     The Compensation Committee of the Board of Directors approved a cash bonus under the Company’s Variable Cash Incentive Program for each of our named executive officers for the year ended December 31, 2004 in the following amounts:

•	J.J. Mulva — $4,100,000

•	J.W. Nokes – $1,576,775

•	W.B. Berry – $1,366,420

•	J.A. Carrig – $1,123,983

•	J.E. Lowe – $962,734

•	A.W. Dunham — $3,064,210*

____________
* Pursuant to his Employment Agreement, Mr. Dunham was awarded a partial cash bonus in consideration for his service as Chairman of the Company until September 30, 2004.

     2005 Executive Officer Salary

     The Compensation Committee of the Board of Directors granted an increase in annual salary to the following named executives, effective March 1, 2005. The annual salaries for these named executive officers will be as follows:

•	J.W. Nokes – $852,000

•	W.B. Berry – $725,000

•	J.A. Carrig – $659,000

•	J.E. Lowe – $546,000

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
February 11, 2005	/s/ Stephen F. Gates
Senior Vice President
and General Counsel